Exhibit 5.1

                          FLEISCHMAN AND WALSH, L.L.P.
                                Attorneys At Law
               A Partnership including a Professional Corporation
                           1400 Sixteenth Street, N.W.
                             Washington, D.C. 20036
                               Tel (202) 939-7900
                               Fax (202) 745-0916
                            Internet: www.fw-law.com


                               March 10, 2003




Southern Union Company
One PEI Center
Wilkes-Barre, PA 18711-0601

         RE: Registration Statement on Form S-3 (SEC File No. 333-102388) Relating to the Registration of $800,000 Issue Amount of Unallocated Securities by Southern Union Company, Southern Union Financing II and Southern Union Financing III

Ladies and Gentlemen:

         We have acted as counsel to Southern Union Company, a Delaware corporation (the "Company"), and Southern Union Financing II and Southern Union Financing III, each a Delaware statutory business trust sponsored by the Company (each, a "Trust" and, collectively, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed issuance and sale of (1) Senior Debt Securities to be issued by the Company (the "Senior Debt Securities"), (2) Subordinated Debt Securities to be issued by the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (3) Trust Preferred Securities to be issued by either Trust, (the "Trust Preferred Securities") (4) Guarantees to be issued by the Company relating to the Trust Preferred Securities (the "Guarantees"), (5) Common Stock, $1.00 par value to be issued by the Company (the "Common Stock"), (6) Preferred Stock to be issued by the Company (the "Preferred Stock"), (7) Securities Purchase Contracts to be issued by the Company, (the "Securities Purchase Contracts"), (8) Warrants to be issued by the Company to Purchase Debt Securities, Common Stock or Preferred Stock (the "Securities Purchase Warrants), and (9) Securities Purchase Units to be issued by the Company (the "Securities Purchase Units" and, together with the foregoing securities, the "Securities"), in any such case from time to time pursuant to Rule 415 under the Securities Act, by the Trusts and/or the Company as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto. Initially capitalized terms that are used but not defined herein have the meanings ascribed to them in the prospectus and any prospectus supplement that form a part of the Registration Statement.

         The Trust Preferred Securities may be offered in amounts, at prices and on terms to be determined by market conditions at the time of an offering, and such amounts, prices and terms will be described in a prospectus supplement to the prospectus included in the Registration Statement at the time of any such offering. In addition, the Company will guarantee the Trust Preferred Securities to the extent set forth in one or more guarantee agreements. Each Guarantee shall apply exclusively to the Trust Preferred Securities issued by a single Trust, as described in the prospectus and to be described in the prospectus supplement for the offering of Trust Preferred Securities and related Guarantee for such Trust that form a part of the Registration Statement. In addition, the Company will issue and sell Subordinated Debt Securities to the Trusts in connection with the sale and issuance of Trust Preferred Securities by a Trust.

         Trust Preferred Securities may be issued by a Trust pursuant to its Trust Agreement, which will be in the amended and restated form to be filed as an exhibit to the Registration Statement, and which we assume will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including the operation and the termination of the applicable Trust, and assuming that it and such Trust's Certificate of Trust are then in full force and effect. The Company and the Guarantee Trustee will execute and deliver to the Property Trustee of a Trust issuing Trust Preferred Securities a Guarantee, prior to and with respect to the issuance by such Trust of such Trust Preferred Securities, to be held by the Property Trustee for such Trust for the benefit of the holders of Trust Preferred Securities of such Trust, which will be in the form to be filed as an exhibit to the Registration Statement, which we assume will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, and assuming that such Guarantee is then in full force and effect. Subordinated Debt Securities will be issued pursuant to the Subordinated Debt Securities Indenture, which is part of the Registration Statement as Exhibit 4.1 thereto, and the form of an indenture supplement thereunder or an officers' certificate pursuant thereto, which will be in the form to be filed as an exhibit to the Registration Statement, and assuming such instruments are then in full force and effect.

         The Senior Debt Securities will be issued pursuant to the Indenture, dated January 31, 1994, as supplemented, between the Company and JP Morgan Chase Bank, as trustee (the "Initial Senior Indenture"), and/or one or more additional senior debt securities indentures, each as supplemented, between the Company and the trustee named in each (each an "Additional Senior Indenture," and collectively with the Initial Senior Indenture, the "Senior Indentures"); the Subordinated Debt Securities will be issued pursuant to the Subordinated Debt Securities Indenture, dated May 10, 1995, between the Company and JP Morgan Chase Bank, as trustee (the "Subordinated Indenture") and together with the Senior Debt Indenture (the "Debt Indentures"). The Guarantees will be issued pursuant to one or more guarantee agreements between the Company and the trustee named in each (each a "Guarantee Agreement"), in either case in the form to be filed as exhibits to the Registration Statement.

         The Securities Purchase Contracts, Securities Purchase Warrants and Securities Purchase Units may be offered in amounts, at prices and on terms to be determined by market conditions at the time of an offering, and such amounts, prices and terms will be described in a prospectus supplement to the prospectus included in the Registration Statement at the time of any such offering. The Securities Purchase Contracts, Securities Purchase Warrants and Securities Purchase Units will be issued pursuant to a Securities Purchase Contract Agreement, a Securities Purchase Warrant Agreement or a Securities Purchase Unit Agreement, respectively, between the Company and the agent named in each (each a "Purchase Agreement"), in each case, in the respective forms to be filed as exhibits to the Registration Statement.

         As counsel to the Company and the Trusts, we have examined: (i) the Registration Statement and exhibits thereto, including the prospectus, in the form filed with the Commission; (ii) the certificate of trust of each Trust, and the initial declaration of trust of each Trust, in each case dated as of March 28, 1995; (iii) the Subordinated Indenture; (iv) the Senior Indenture; (v) the Company's Restated Certificate of Incorporation and Bylaws as in effect on the date hereof; (vi) pertinent resolutions heretofore adopted by the Company's Board of Directors and the Executive Committee thereof; (vii) certificates and other representations of public officials, the Company's officers and the Trusts' trustees; and (viii) such other documents and records of the Company and the Trusts, and such matters of law, as we have considered necessary for the purpose of rendering this opinion. In our examinations of documents submitted to us, we have assumed: (i) the genuineness of all such documents submitted to us as originals and the conformity to original and certified documents of all copies submitted to us as forms, or conformed or photocopied copies, thereof;
(ii) the genuineness of all signatures thereon; (iii) the legal capacity of natural persons who are parties to documents that we reviewed; (iv) subject to opinion paragraphs 1 and 2 below, the due organization or formation, and valid existence in good standing, of each party to the documents that we have reviewed; (v) the power and authority of all signatories thereto other than the Company and the Trusts to execute and deliver, and perform under, the documents that we have reviewed; and (vi) the due execution and delivery of all documents that we reviewed by all parties thereto other than the Company and the Trusts. As to various questions of fact material to our opinion, we conducted no independent investigation and we have relied solely upon representations, statements or certificates of officers and representatives of the Company, trustees of the Trusts, and other persons with responsibility for such matters.

         Based upon and subject to the foregoing, we are of the following opinions:

     1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

     2. Each of the Trusts has been duly created and is validly existing in good standing as a statutory business trust under the laws of the State of Delaware.

     3. Each of the Senior Indenture and the Subordinated Indenture has been duly and validly authorized, executed and delivered by the Company.

     4. Subject to and in accordance with the approval of the forms and terms thereof, and authorization by the Board of Directors of the Company of their execution on behalf of the Company, the Company will have duly and validly authorized the execution and delivery of the Declarations of the Trusts, and the Guarantees and the Subordinated Debt Securities issued to the Trusts.

     5. Trust Preferred Securities of a Trust will, subject to paragraph 4 above, represent valid and, subject to paragraph 7 below, fully paid and nonassessable undivided beneficial interests in the assets of such Trust when
(a) the Registration Statement and the applicable prospectus supplement thereto have become effective under the Act, (b) the Declaration of such Trust has been duly executed by the Trust's trustees and by the Company as such Trust's sponsor, (c) such Declaration has been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), (d) the Guarantee applicable to such Trust Preferred Securities has been duly executed and delivered to the Property Trustee of such Guarantee as contemplated in paragraph 8 below, and (e) such Trust Preferred Securities have been authenticated, issued, sold and delivered as contemplated by the applicable Declaration, the Registration Statement and the applicable prospectus supplement thereto, including the receipt by each person to whom Trust Preferred Securities are issued of a Preferred Security Certificate therefor, and such person's payment therefor in accordance with the Declaration and the Registration Statement.

     6. Subordinated Debt Securities issued to a Trust pursuant to the Registration Statement will, subject to paragraph 4 above, constitute valid and binding obligations of the Company, assuming that any applicable supplemental indenture or officer's certificate with respect thereto, and the issuance of such Subordinated Debt Securities, have been duly authorized by the Board of Directors of the Company, when (a) the Registration Statement and the applicable prospectus supplement thereto have become effective under the Act, (b) any necessary supplemental indenture or officer's certificate with respect thereto have been duly executed and delivered by the Company and the Subordinated Debt Securities Indenture Trustee, (c) the terms of such Subordinated Debt Securities have been duly established in accordance with the Subordinated Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto, (d) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Securities Indenture and applicable supplemental indenture or officer's certificate with respect thereto and (e) such Subordinated Debt Securities have been issued and delivered to, and purchased by, a Trust as contemplated by the Registration
Statement and the applicable prospectus supplement thereto. Subject to the foregoing, such Subordinated Debt Securities will be enforceable in accordance with their terms against the Company, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited to equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     7. Holders of Trust Preferred Securities validly issued by a Trust as contemplated by paragraphs 4 and 5 above, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of a private corporation for profit organized under the General Corporation Law of the State of Delaware. We note, however, that holders of Trust Preferred Securities may be obligated to make certain payments, pursuant to and to the extent to be provided for in the Declaration.

     8. Each Guarantee issued with respect to the issuance by a Trust of Trust Preferred Securities will, subject to paragraph 4 above, constitute a valid and binding obligation of the Company, assuming that it is has been duly authorized by the Board of Directors of the Company, when (a) the Registration Statement and the applicable prospectus supplement thereto have become effective under the Act, (b) such Guarantee has been duly executed and delivered to the Property Trustee of such Guarantee, (c) such Trust Preferred Securities have been issued as contemplated in paragraph 5 above, (d) such Guarantee has been qualified under the Trust Indenture Act and (e) such Guarantee has been issued and delivered as contemplated in the Registration Statement and the applicable prospectus supplement thereto. Subject to the foregoing, such Guarantee will be enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     9. Common Stock and Preferred Stock (the "Shares") will be validly issued, fully paid and non-assessable when (a) the financial and other terms of any class or series of the Shares have been established by the Board, and (b) such Shares have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus.

     10. Securities Purchase Warrants, Securities Purchase Contracts and Securities Purchase Units (collectivley, the "Units, Warrants and Contracts") will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) when (a) the financial and other terms of the Units, Warrants and Contracts have been established by the Board or to any committee to which the Board has delegated such authority, as applicable, (b) such Units, Warrants and Contracts have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus and (c) the applicable securities purchase contract agreement, securities purchase warrant agreement, securities purchase unit agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto.


         The opinions we have expressed herein are limited to the laws of the District of Columbia, applicable federal securities laws, the General Corporation Law of the State of Delaware, and the Business Trust Act of the State of Delaware, in each case as in effect as of the date of this opinion. We assume no responsibility as to the applicability of any other laws or the laws of any other jurisdiction, including application of the securities laws or blue sky laws of the various states, to the subject transactions or the effect of such laws. We express no opinion as to the effect on any of the securities that are the subject of the Registration Statement of any law that purports to limit the rate of interest that legally may be contracted for, charged or collected.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings of "Validity of Securities" or "Legal Matters" in the prospectus and any prospectus supplement that form a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

         Please be advised that Fleischman and Walsh, L.L.P., and certain attorneys associated with Fleischman and Walsh, L.L.P., have beneficial interests in shares of the Company's common stock, which represent less than 1% of outstanding Common Stock.

         Questions regarding the opinions expressed herein should be directed to Stephen A. Bouchard, a partner with this firm.


Very truly yours
FLEISCHMAN AND WALSH, L.L.P.